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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                   FORM 8-A/A

                         POST-EFFECTIVE AMENDMENT NO. 1

                       FOR REGISTRATION OF CERTAIN CLASSES
                OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           CALIFORNIA AMPLIFIER, INC.
             (Exact name of registrant as specified in its charter)



                       DELAWARE                          95-3647070
       (State of incorporation or organization)       (I.R.S. Employer
                                                     Identification No.)



                  460 CALLE SAN PABLO
                 CAMARILLO, CALIFORNIA                      93012
       (Address of principal executive offices)          (zip code)



        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

            TITLE OF EACH CLASS           NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED           EACH CLASS IS TO BE REGISTERED
            -------------------          --------------------------------

      Preferred Stock Purchase Rights         New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. | |

Securities Act registration statement file number to which this form relates:
__________ (if applicable)


Securities to be registered pursuant to Section 12(g) of the Act:

--------------------------------------------------------------------------------
                                (Title of Class)
--------------------------------------------------------------------------------
                                (Title of Class)


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                  The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Application for Registration on Form 8-A, dated September 5, 1991, as follows:

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The Board of Directors of California Amplifier, Inc., a Delaware corporation (the "Registrant") adopted an amendment of the Registrant's existing stockholder rights plan (the "Rights Plan") to (i) extend the Rights Plan until September 5, 2011, (ii) increase the exercise price for the exercise of each right to $50, (iii) eliminate the "dead hand" independent director provisions in the existing Rights Plan and (iv) make other immaterial revisions requested by the successor rights agent to clarify the Rights Plan. The amendment of the Rights Plan is set out in full in the Amended and Restated Rights Agreement, amended and restated as of September 5, 2001, by and between the Registrant and Mellon Investor Services LLC, as Rights Agent.

ITEM 2.           EXHIBITS

                  1. Amended and Restated Rights Agreement, amended and restated as of September 5, 2001, by and between California Amplifier, Inc. and Mellon Investor Services LLC, as Rights Agent.

                  2. Registrant's Current Report on Form 8-K, filed on September 5, 2001 (and incorporated herein by reference).


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed by on its behalf by the undersigned, thereto duly authorized.

                                CALIFORNIA AMPLIFIER, INC.



Dated:  September 5, 2001       By: /s/ Richard K. Vitelle
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                                    Richard K. Vitelle,
                                    Vice President and Chief Financial Officer